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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2001, except as to Note 13, which is as of March 1, 2001 relating to the financial statements and financial statement schedules, which appears in QuickLogic Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California

December 26, 2001

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS